CONFIDENCIAL
Exhibit 4.22
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
ADT:04188/23
45th ADDENDUM TO THE SOFTWARE IMPLEMENTATION AND/OR DEVELOPMENT SERVICES AGREEMENT
By this private instrument, on one side,
COMPASS.UOL TECNOLOGIA LTDA., headquartered at Rua Coronel Chicuta, No. 575, 4th floor, in the City of Passo Fundo, Rio Grande do Sul, registered with the CNPJ/MF under No. [*****], represented in accordance with its constitutive acts, hereinafter simply referred to as “COMPASS.UOL”, and on the other side;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a company established at Avenida Brigadeiro Faria Lima, No. 1384, 4th floor, Part A, City of São Paulo, State of São Paulo, registered with the CNPJ under No. [*****], herein represented in accordance with its constitutive acts, hereinafter referred as “CLIENT”;
WHEREAS:
(i) On July 15, 2019, the Parties signed the Software Implementation and/or Development Services Agreement (“Agreement”), for the provision of specialized services on demand by COMPASS.UOL, formalized through the Service Agreements, integral parts of the Contract; and
(ii) The Parties, by mutual agreement, resolve to adjust the prices of the Contract.
The Parties hereby execute this 45th Addendum to the Agreement (“Addendum”), in accordance with the following terms and conditions:

CLAUSE 1 – OBJECT
1.1. The Parties mutually agree, notwithstanding the provisions of the Agreement, to adjust the prices of the Service Agreements listed in Exhibit I by [*****] for the period from February 1, 2024, to January 31, 2025.
1.2. Although this Addendum is executed on this date, its effects shall retroact to [*****], when the Parties were already engaged in commercial negotiations regarding the object of this Addendum.
1.3. The Parties hereby ratify all other terms and conditions of the Agreement, clarifying that the terms and clauses not expressly amended by this document shall remain unchanged and in full force and effect.
The Parties acknowledge the validity and effectiveness of contracting through electronic, digital, and computerized means, constituting an extrajudicial executive title for all legal purposes, even if established with an electronic signature or certification outside the ICP-BRASIL standards, as provided by Article 10 of Provisional Measure No. 2.200/2001 in force in Brazil. Therefore, this document, as well as its respective addenda, may be executed by such means, dispensing with the need for witnesses, pursuant to § 4 of Article 784 of Law No. 13.105/2015 (Code of Civil Procedure).

In witness whereof, the Parties execute this Addendum.
São Paulo, September 12, 2024.
/s/ Rogildo Torquato Landim
/s/ Marcelo Moojen Epperlein
/s/ Aline Siqueira Fernandes
/s/ Andrielle Azevedo de Paula
COMPASS.UOL TECNOLOGIA LTDA.
/s/Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
/s/ Aline Siqueira Fernandes
/s/ Andrielle Azevedo de Paula
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
CONFIDENCIAL

Readjustment FY24
Technical and Commercial Proposal
Andrielle Azevedo de Paula
Head Growth POD andrielle.paula@compasso.com.br
Document version: 17135
First shipping date : 19/03/2024 Latest version : 28/06/2024
Maiquel Alexandre Sornberger
Delivery Manager maiquel.sornberger@compasso.com.br

COMPASS UOL
Compass UOL is
a global specialist company in digital transformation through AI.
Through its Enterprise AI Transformation model powered by AI Cockpit, Compass UOL accelerates the development of digital platforms to reimagine digital products and experiences and help companies innovate, transform their businesses and prosper in their sectors. We cultivate the best talent, creating opportunities to improve people's lives and focusing on how disruptive technologies can positively impact society.
6brands,
1 group
Compass UOL
global presence

WORK MODEL
Growth POD & Innovation Studios
TIP: Slide not necessary when dealing with a base client with an interlocutor who already knows our way of working.
We work with two structures to support our customers in their digital transformation challenges:
Innovation Studios & Growth PODs
Growth POD A Growth POD B
Agile Transformation User Experience Modern Applications Cloud & DevOps Data & AI
Quality Engineering
And more…
The synergy of these structures together with the customer is what we allows you to develop solutions truly innovative.
More than 25 Growth PODs Restrita

compass uol

WORK MODEL
Growth POD

TIP: Slide not necessary when dealing with a base client with an interlocutor who already knows our way of working.

Growth POD

Growth PODs are structures dedicated to serving our clients, made up of professionals from different Innovation Studios.

They are completely flexible and organized according to the needs of each client, changing and adapting over time.

Client

Directors · Managers · Heads

Growth POD — **Strategic Alignment**

Head Growth POD · Delivery Manager

Digital Product A

- TeamA
  - Product Owner & Business Leaders
  - AgileMaster
  - Tech Lead
  - Developers
  - UX
  - QA
- TeamB..N
  - Product Owner & Business Leaders
  - AgileMaster
  - Tech Lead
  - Developers
  - UX
  - QA

Digital Product B

- TeamA
  - Product Owner & Business Leaders
  - AgileMaster
  - Tech Lead
  - Developers
  - UX
  - QA
- TeamB..N
  - Product Owner & Business Leaders
  - AgileMaster
  - Tech Lead
  - Developers
  - UX
  - QA

Experts

- Agile Coach
- Cloud Architect
- Solution Architect
- QALeader
- QALeader
- DevSecOps Engineer
- AI Engineer
- Data Scientist
- Data Analyst
- SRE

compass.uol
INNOVATION STUDIOS

- **People**
- **Technology**
- **Business**
- **Innovation**

Professionals dedicated to Growth POD are supported through their Innovation Studios to ensure technical direction, use of accelerators and application of best practices within the respective area of knowledge.

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WORK MODEL
Innovation Studios

TIP: Slide not necessary when dealing with a base client with an interlocutor who already knows our way of working.

16 Innovation Studios

- AI & ML
- Agile Transformation
- Cloud & DevOps
- computer vision
- Conversational AI
- Cybersecurity
- Data & AI
- Digital Commerce & Experiences
- Financial Solutions
- Future Hacking
- Gaming, XR & Metaverse
- Hyperautomation
- mobile apps
- Modern Applications
- Quality Engineering
- User Experience

The **Innovation Studios** are cross structures specialized in each of the areas of knowledge. Every Compass professional is part of an Innovation Studio, according to your area of specialization. Furthermore, each Innovation Studio has a dedicated team responsible for the following pillars:

People

It is not only a matter of attracting, training and retaining the best talent in each specialty, but also guiding technical career development, practices for better delivery, generating a sense of community that allows us to develop our competence and encourage innovation in each area.

Technology

Innovation Studios are highly specialized in each area of knowledge, and to this endbuild and conduct training trailswho are available to train Compassers, in addition to orchestrating chapters, certification programs, and any other mechanism that can stimulate an ecosystem of constant knowledge exchange.

Business

Wcreate value-added offers, solutions and differentiators thatmove the needle in our clients' business, integrating with Industry Studios to build customized solutions for the needs of each industry and with Partners Studios that guarantee our specialization in the main global players and access to exclusive programs and benefits for our clients.

Innovation

AcrossR&D and Innovation cells, cada Innovation Studiodevelopaccelerators, which are tools and practiceswhat accelerateThedigital transformation journey of our customers, speeding up time-to-market and reducing the cost of newsolutions, in addition to always being up to date with the emergence of emerging technologies or new practices that can transform the market.

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Structure of service

SERVICE STRUCTURE
Place and Time
Local Time
Ours professionals act in a wayremotely, at Compass UOL's facilities or through the distributed team model.
When there is a need for action at customer's headquarters, travel, accommodation, parking, advance payments, food and tickets will be the customer's responsibility.
We run a global delivery model, matching processes, methodologies, knowledge and quality structures with skills and talent available around the world.
To reduce the distance factor, we guarantee to theour team all the necessary audio and video equipment, Besides theconnectivity of our offices, providing all the infrastructure for the team toplug it into servers and equipment located on the premisesofclient, following security, LGPD and infrastructure requirements.
The team's standard performanceis on business days, from 9am to 6pm, with a 1-hour lunch break, respecting the Brazilian calendar and its holidays, and regionalized by the calendar of the city of São Paulo/SP.
Available to work outside of business hourswhen there is necessity, however, we ask that the situation is aligned previously, except in critical situations, is that is within the norms of current labor legislation.
When there is a need additional efforts or out-of-hours activations, will be used the multiplication factors provided for in our commercial proposal.
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Premises

ASSUMPTIONS
• We begin the services described only upon signature and approval of the proposal by the client.
• If there is a need for additional or different profiles, services or knowledge than those described in this proposal, these will be priced separately according to ratecard.
• The replacement of a team professional must be formally requested and agreed between the parties. The replacement period is up to 30 days. In case of change in the composition of the team for any reason, as long as agreed between the parties, a review of the commercial conditions of the contract will be carried out.
• When the professional performing the service reaches a level of service higher than that contracted, we work with two options:
• The monthly service baseline is updated to the next level, or
• The professional is replaced by another who meets the level of service contracted.
• If the previous scenario occurs, we formally notify the customer so that they can choose one of the options within 5 days. The change is made within 30 days from the date of notification.
• Compass UOL is not responsible for any software licensing and infrastructure costs necessary to carry out the work, and it is the client's responsibility to provide them.
• The client must provide all the information and transfer of knowledge necessary for the team to begin providing services.
• The client must provide, at setup time, the necessary credentials for access to all systems, as well as tools and platforms for providing services.

Qualifications

compass uol

QUALIFICATIONS
OursCompassers

Distribution of ours more than 5,400 professionals

We believe in the power of training talents and in continuous development, we subsidize vouchers and training to encourage our professionals to train and certify in the main technologies.

Innovation Studio	% of Professionals
AI & ML (+ Conversational AI + Computer Vision)	[*****]
Agile Transformation	[*****]
Cloud & DevOps	[*****]
Cybersecurity	[*****]
Data & AI	[*****]
Digital Commerce & Experiences	[*****]
Financial Solutions	[*****]
Future Hacking	[*****]
Gaming, XR & Metaverse	[*****]
Hyperautomation	[*****]
mobile apps	[*****]
Modern Applications	[*****]
Quality Engineering	[*****]
Salesforce	[*****]
User Experience	[*****]

1964
COMPASSERS
AI-ASSISTED CERTIFIED

CERTIFIED AI ASSISTED PROFESSIONAL CERTIFIED

CERTIFIED GEN AI CERTIFIED CERTIFIED

Main Certifications

COMPASS.UOL: 1964
AWS: 727
SCRUM.ORG: 471
MICROSOFT: 415
SALESFORCE: 261
ABRAMTI: 150
SAFe: 150
ADOBE: 125
ORACLE: 65
LEAN INCEPTION: 56
GOOGLE: 43
ISQI: 40
KANBANIZE: 23
VERACODE: 18
MANAGEMENT 3.0: 16
DATABRICKS: 15
UNITY:14

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Ours Partner Studios
They guarantee our specialization in the main technology partners and access to exclusive programs and benefits for our customers.
QUALIFICATIONS
Partner and Industry Studios
Ours Industry Studios
They bring expertise in the challenges of each industry, allowing the construction of customized solutions for each scenario.
Banking & Insurance Retail & Marketplaces Health & Life Sciences
Consumer Goods Utilities
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Differences Compass UOL

compass uol
COMPASS UOL DIFFERENTIALS
AI Cockpit

AS **AI COCKPIT** WE REDUCE LAUNCH TIME WHILE SAVE COSTS...

▶ **Delivery Time Reductionand ofCosts**

Accelerate product launch with AI-powered automation.
Optimize processes to achieve significant cost savings.

▶ **Efficiency and Quality Improvement**

Orchestrate leading AI solutions with everyday design tools.
Improve the quality of results by integrating AI into processes.

▶ **End-to-End Software Process Management**

- Strategic insights aligned with business objectives.
- Management visions and indicators for performance evaluation and comparison between tribes or departments.
- Operational views that guarantee quality and productivity, with more than 40 indicators highlighting bottlenecks, waiting times, productivity, delivery time, cycle time, etc.

AI Cockpit It's a platformthat brings together powerful AI tools in a single solution, which automates and optimizes the Software Development Lifecycle (SDLC).

All the *Compassers* has the AI Cockpit as an important work tool, providing our customers with gains such as faster product launch, cost reduction, quality improvement and agile adoption.

AI Cockpit
by compass.uol

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COMPASS UOL DIFFERENTIALS AI COCKPIT USE CASES
1. REQUIREMENTS PROJECT ► Audio and video transcription to text ► Creation of initiatives ► Creation of Epics ► Creation o fUser Stories ► Understanding and complete documentation of applications
2. ARCHITECTURE AND DESIGN ► Creating subtasks ► Understanding legacy codes ► Creating a brand persona ► Component creation ► Pre-built Stack and Guardrails for generating applications
3. IMPLEMENTATION ► Code creation ► Code development ► Code review ► Code documentation ► Code modernization ► Generation and modernization of applications or entire modules
4. TESTS ► Code documentation tests ► Development of test automation codes ► Creation of acceptance and exception criteria ► Gherkin and test cases ► Generation of application unit tests
5. IMPLEMENTATION AND MAINTENANCE ► CI/CD pipeline development ► Root cause analysis ► Metrics & Insights ► Pipeline generation *
Metrics
AI Cockpit Features
AI Capabilities supported by commercial products AI Cockpit Smart Engineering compass uol
COMPASS UOL DIFFERENTIALS
Compass Academy

COMPASS ACADEMY

BuildingTalents *THERE-Ready before you know it.*





In addition to traditional recruitment,We have strategies talent training for quickly recruit new professionals to join work teams at our clients.

Programin Scholarships
In partnership with colleges and universities, we select students with excellent academic performance to learn agile methods and acquire knowledge in the main technologies on the market.

Fast-track
We accelerate the development of new skills for mature and experienced professionals looking to work with cutting-edge technologies and modernize their professional trajectory.

08
countries (Americas & Africa)

+40
next-gen trails

+200
uuniversitiesp artners

+250
editions of program

5,000
students formed

COMPASS UOL DIFFERENTIALS
Shadows Program

Program by Shadows

- Professionals trained in Compass UOL programs are allocated to our clients, free of charge and additionally, to **live the business** and absorb activities that complement their training.
- During this period, they are sponsored by a senior professional who **accompanies and guides**.
- The shadow period lasts, on average, 2 months and, at the end of this period, the client has the option of hiring the professional.

Benefits

Zero risk shadows are an additional workforce **without cost** for the customer.

Fast ramp-upto meet increased demand.

Quick resetand with low loss of knowledge in eventual departures.

Vacation coverageand absences.

Support in **activities** in **less complexity.**

High-quality talents in different regions, especially outside large urban areas, **boosting local economies** from the Amazon region to the extreme south of Brazil, from Latin America to Africa.


Digital Product A
SquadA
AgileMaster
Business A.
Architect
Developers
QA
Shadow
SquadB
AgileMaster
Business A.
Architect
Developers
QA
Shadow
Digital Product B
SquadA
AgileMaster
Business A.
Architect
Developers
QA
Shadow
SquadB
AgileMaster
Business A.
Architect
Developers
QA
Shadow

*Profilesmerely illustrative.

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Cases of success

DIGITAL NEXT-GEN PLATFORMS

Study of Case

Adequacy the phase 3 of OpenBanking Brazil

Our Challenge

O PagBank needed to modify its software structure with a focus on meeting the mandatory technical requirements of phase 3 of Bacen's Open Banking project. To achieve this, the challenge was to integrate the open banking solution with the company's own ecosystem. PagBank and then implement all regulatory requirements.

Main results

Full adaptation to phase 3 of the Open Banking Project, from the Central Bank of Brazil.

Provision of APIs and User Interfaces that enable payments via PIX, integrating Open Banking benefits.

Improved developer experience.

Initiation of payments via PIX in the system PagBank no friction.

Items developed already approved by OpenIdFoundation.

How we solve

We hold technical and business meetings with AWS open banking architects to assist the architects of the PagBank in the construction of security and authentication policies for the new system's APIs.

We developed the solution architecture based on microservices, applying concepts of CleanArch, and integration and unit tests that ensure coverage; testing documentation and guidance was carried out to base the consent functionalities; dependency management was carried out with technologies Maven and Gradle, in addition to executing the release and development pipelines, using Jenkins automation technology.

We use the Amazon API Gateway, from AWS, for connecting multiple API terminals, in addition to using the Amazon Elastic Container Service to allow applications to run in the same environment, without the need for reprogramming.
We hosted the environments on AWS, also responsible for the dashboards. We documented the API development processes, in accordance with experience standards for the developers involved in the project.


PagBank
Saldo
R$ 15.000,00
Ver detalhes do saldo
Principais
Produtos e Investimentos
Serviços
PIX/QR Code
Transferências
Cartões
Pagar Contas
BÔNUS INTERNET
Recargas e Gift Cards
Adicionar Dinheiro

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Study of Case Activation automation in Law Suit of Department Legal H Y P E R A U T O M A T I O N
Our Challenge The biggest challenge was to ensure that the speed and precision in processing the letters fully met the strict deadlines established by the Court. Therefore, the team at Compass UOL worked to remove the repetitive and manual workload that the legal team carried out daily, optimizing tasks.
How we solve • We structure and map the process to be automated to develop and execute a personalized solution for the client. • We developed a modularized structure to facilitate the addition of new features. • We help you choose the RPA tool that best suits the reality of the legal environment within the company. • We automate the collection and processing of letters with the chosen tool.
• We use tools and technologies such as Automation Anywhere and RPA on Cloud platform, JavaScript, VBS, VBA and APIs.
Main results
• Gain in accuracy and speed in automated legal operations.
• 43% reduction in automatic posting execution time in SAP.
• More efficient management of the legal team, bringing professionals activities that are more in line with their intellectual abilities.
• Increased processing capacity for all letters sent by the Court on a daily basis.
• 300% increase in productivity compared to the manual process.
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Commercial Proposal

COMMERCIAL PROPOSAL Monthly Investment
Service Agreement Name Current Term Current Monthly Investment Proposed Term Adjusted Monthly Investment Cumulative Monthly Baseline (12 months)
[*****] [*****] [*****] [*****] [*****] [*****] [*****]
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COMMERCIAL PROPOSAL Monthly Investment Service Agreement Name Current Term Current Monthly Investment Proposed Term Adjusted Monthly Investment Cumulative Monthly Baseline (12 months)
[*****] [*****] [*****] [*****] [*****] [*****] [*****]
TOTALIZERS R$ [*****] R$ [*****] R$ [*****]
1. The adjustment percentage for Service Agreements will be [*****], retroactive to [*****] and valid until [*****].
2. The retroactive values will be calculated for approval by the stakeholder responsible for the Service Agreement, with applicable billing in conjunction with the services provided for the month of June 2024. The retroactive value will be the proportional value considering the anniversary date of the AS.
3. Values including taxes, ISSQN (2%), PIS (0.65%) and Cofins (3%), for billing in Brazil and in local currency (BRL)..
4. The monthly price presented is based on the current contracted scope and described in the appropriate Service Agreements, where any need for changes to this team composition arises, whether at the CLIENT's request or due to the need for changes to the project, the monthly price will be reviewed and may be changed according to the new composition, and must respect the Terms & Conditions established in the contract.
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Terms and conditions

TERMS AND CONDITIONS
A. Validity: This proposal is valid for [*****], from its date of issue.
B. Invoicing:
i. Invoicing will be issued by the [*****] of the month following the execution of the service.
ii. Payment of the Invoice must occur by the last business day of the month in which it is issued.
iii. Delay in payments may result ininfine of [*****] on the value of the respective Invoice/Invoice, plus late payment interest of [*****] per month. The provision of services may be suspended if the CLIENT's default lasts for [*****] from the due date of the unpaid amount. In thatcase,will not be restarted unless all amounts due are paid in full, without prejudice to Compass UOL's right to immediate ly terminate thecontract.
C. Adjustments: The values ofrate cardpresented in this proposal are valid for a period of [*****], and will be readjusted annually based on the IPCA accumulated in the period.
D. Cancellation:
i. If for any reason the CUSTOMER wishes to cancel the service contract, formal written notification must be sent to the Compass UOL common minimum term of [*****].
ii. If for any reason the CLIENT wishes to relocate a professional, formal written notification must be sent tothe Compass UOL with a minimum term of [*****].
iii. During this period, payments must be maintained and the service will continue to be provided. Restrita

TERMS AND CONDITIONS E. Execution of the Service / Responsibilities of Compass UOL i. After signing the contract,Services will begin within [*****]. ii. Services will be performed remotely. iii. Compass UOL services are performed in accordance with Brazilian CLT standards. iv. The work will be carried out during Brazilian business hours, by default from 9am to 6pm,from Monday to Friday, respecting the holiday calendarsnational, and regionalized by the calendar of the city of São Paulo/SP. v. Billing will occur from the start date of the professionals' allocation, that is, periods of absence due to the professional's non-allocation will incur a proportional discount on the invoice (pro rata). vi. Baseline hours, if applicable to this proposal, are not cumulative. vii. This proposal does not consider the measurement of hours worked per professional; the cost per professional will have a fixed baseline, calculated by multiplying the professional's hourly rate by [*****]. The volume of [*****] is used exclusively as a parameter for calculating the fixed monthly baseline to be charged, per allocated professional, without limiting the professional's working day. That i s, for months with regular hours with a volume higher than [*****] there will be no additional charges, nor will months with volumes lower than [*****] incur discounts.
viii. Any and all needs to carry out additional activities or activities outside the working hours stipulated in this proposal must be previously agreed and authorized between the CLIENT and Compass UOL. These hours will be billed with a percentage increaseon the corresponding rate card, according to the table below:
Warning not triggered Extra hour Night time (10pm to 6am) Overtime at night [*****] [*****] [*****] [*****]
ix. Additional / overtime hours worked during the period will be included in the subsequent invoice.
x. Additional expenses and travel are the responsibility of the CLIENT,and must be previously approved by the same.
xi. The CUSTOMER is responsible for providing all software licenses, environments and access required tothe executionof the service.
xii. Any and all items not specified in this proposal are not included in the scope of work and will need to be addressed separately in a new service proposal.
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TERMS AND CONDITIONS F. CUSTOMER RESPONSIBILITIES i. Review the services and/or products delivered by Compass UOL within a period of up to [*****], during which time the CLIENT must, in case of non-acceptance, formalize the non-acceptance by email, explaining the reason for the refusal and indicating what actions would be necessary to make the services and/or products acceptable. If there is no express refusal, within the period established above, they will be considered accepted.
ii. Designate,among its employees,the professionals responsible for all technical issues involved in the execution of the Services, including to participate, if requested by Compass UOL, in an initial meeting to be scheduled between the parties after the signing of this Agreement (“Kick-Off Meeting”), at the which will establish the method and execution plan for the contracted services. iii. Provide Compass UOL with access to the CLIENT's systems and respective physical facilities, equipment, software and databasecase datasuch access is necessary to provide the Services, allowing, when applicable, the installation of Compass UOL equipment and systems on its premises. iv. Make payments due for the provision of services, in accordance with the provisions of this proposal.
G. General Items i. Additional services may be provided through a new service proposal. ii. The CLIENT undertakes not to approach and hire Compass UOL professionals for a period of [*****].
iii. This proposal does not include the provision of data hosting services and/or IT environments, which, if contracted by the parties, are or will be the subject of their own contractual instrument, the conditions of which are not and will not be affected or harmed by this proposal. .iv. The CLIENT is and will be the sole and exclusive responsible for the legal compliance of the IT environment in which the services are performed, and Compass UOL is not responsible for monitoring and/or being responsible for the data, files, software, systems and contents of the IT environment. CUSTOMER ITwhathave not been providedby Compass UOL, as well as for any of the activities carried out by the CLIENT and/or third parties using the aforementioned IT environment.
v. The hardware provided by Compass UOL for its professionals has the configurations mentioned below; The CUSTOMER must point out specific requirements of the project where hardware adaptation is necessary:
i. [*****]; or ii. [*****]; or iii. [*****] Restrita

TERMS AND CONDITIONS H. Confidentiality i. The information contained in this document about products, services, iimages, graphic layouts and designintellectual areowned by Compass UOL or its respective suppliers, duplication is permitted only for the CLIENT's internal use, and cannot be used as a source of information for third parties, as well as all information provided to Compass UOL must not be disclosed or used in other projects, except in the case of written authorization from both parties. ii. The content of this document includes ideas and material owned by Compass UOL and must be used exclusively for evaluating the aforementioned proposal. iii. This material cannot be accessed by people who are not directly linked to the client and the evaluation of the proposition in question. iv. The same terms are also valid with regard to information obtained in meetings and documents received about the client and used by Compass UOL to prepare this proposal. v. No part of this document may be reproduced in other documents and/or presentations without the express written authorization of Compass UOL. vi. The CLIENT's name and brand may be used by Compass UOL in promotional materials. To do so, prior approval will be requested from the CLIENT. I. Travel Policy
i. Allocation of professionals that involve travel expenses will always be aligned in advance by email authorizing the movement and recognizing the associated expenses;
ii. For reimbursement of expenses, the calculation will be made after the trip and payment will be made upon presentation of a report and approval by the CLIENT, respecting the following rules:
i. Meals:on working days, considering the use of the meal voucher for lunch [*****], up to [*****] will be reimbursed for dinner, and on non-working days, there will be a refund of [*****] per meal (lunch and dinner). For both situations, where the hotel does not offer breakfast, [*****] will be added to this expense. If one of the meals does not occur, the amount may be accumulated for the next meal on the same day;
ii. Accommodation:The value of daily accommodation must respect the limits established for all UOL Group professionals, being up to [*****] for national hotels;
iii. Displacements:for transfers between airport, office and hotel, Uber Corporate will be used, and subsequently sent in the expense report for CUSTOMER approval.
iii. Logistics expenses for the work of Compass UOL professionals at the CLIENT's headquarters will be the responsibility of the CLIENT and invoiced through a Debit Note issued by COMPASS.UOL TECNOLOGIA LTDA, following the Travel Policy described here.
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Enterprise AI Transformation Restrita